Exhibit 99.1

E2open Announces Second Quarter of Fiscal Year 2014 results

Second quarter non-GAAP subscriptions and support revenue increases 30% year-over-year

Foster City, CA (October 10, 2013) – E2open, Inc. (NASDAQ: EOPN), a leading provider of strategic, cloud-based software solutions for collaborative planning and execution across global trading networks, today announced financial results for the quarter ended August 31, 2013.

Mark Woodward, E2open’s President and CEO, said, “We showed strong growth once again in our non-GAAP subscriptions and support revenue during the second quarter. We were also pleased to have completed the acquisition of ICON-SCM (ICON), a market leader in supply chain planning and collaboration, which expands our market opportunity substantially. In addition, we continue to make significant progress with our partner enablement efforts. We remain uniquely positioned in the collaborative planning and execution market, which is still in the early stages of its growth.”

Second Quarter Financial Highlights:

•	GAAP Revenue: Total GAAP revenue was $18.0 million for the second quarter of fiscal 2014; subscriptions and support revenue was $13.4 million, and professional services revenue was $4.6 million.

•	Non-GAAP Revenue: Non-GAAP revenue for the second quarter of fiscal 2014 includes $0.5 million from the impact of a previous contract amendment that accelerated revenue from future periods to the second quarter of fiscal 2013, and $0.1 million from the impact of a purchase accounting adjustment to deferred revenue in connection with the ICON acquisition in the second quarter of fiscal 2014. Total non-GAAP revenue was $18.6 million, an increase of 1% compared to $18.4 million for the second quarter of fiscal 2013 and an increase of 15% compared to $16.1 million for the first quarter of fiscal 2014. Subscriptions and support revenue was $13.6 million, an increase of 30% compared to $10.4 million for the second quarter of fiscal 2013 and an increase of 10% compared to $12.4 million for the first quarter of fiscal 2014. Professional services revenue was $5.0 million, a decrease of 37% compared to $7.9 million for the second quarter of fiscal 2013 and an increase of 34% compared to $3.7 million for the first quarter of fiscal 2014.

•	GAAP Income (Loss) from Operations: GAAP income (loss) from operations was ($5.9) million compared to $4.8 million for the second quarter of fiscal 2013 and ($5.4) million for the first quarter of fiscal 2014.

•	Non-GAAP Income (Loss) from Operations: Non-GAAP income (loss) from operations was ($2.8) million compared to $0.7 million for the second quarter of fiscal 2013 and ($4.1) million for the first quarter of fiscal 2014.

•	GAAP Net Income (Loss): GAAP net income (loss) was ($5.9) million compared to $4.6 million for the second quarter of fiscal 2013 and ($5.4) million for the first quarter of fiscal 2014. GAAP net income (loss) per share was ($0.23), based on 26.0 million weighted-average shares outstanding, compared to $0.19 per share, based on 24.4 million weighted-average shares outstanding, for the second quarter of fiscal 2013 and ($0.21) per share, based on 25.6 million weighted-average shares outstanding, for the first quarter of fiscal 2014.

•	Non-GAAP Net Income (Loss): Non-GAAP net income (loss) was ($2.8) million compared to $0.5 million for the second quarter of fiscal 2013 and ($4.0) million for the first quarter of fiscal 2014. Non-GAAP net loss per share was ($0.10), based on 27.5 million weighted-average shares outstanding, compared to $0.02, based on 24.4 million weighted-average shares outstanding, for the second quarter of fiscal 2013 and ($0.15), based on 27.2 million weighted-average shares outstanding, for the first quarter of fiscal 2014.

•	Adjusted EBITDA: Adjusted EBITDA was ($2.3) million compared to $1.1 million for the second quarter of fiscal 2013 and ($3.6) million for the first quarter of fiscal 2014.

•	Cash Flow: Cash flow from operations was ($4.1) million and free cash flow was ($3.9) million after deducting $0.0 million of capital expenditures and adding back acquisition-related expenses of $0.2 million. This compares to cash flow from operations of ($5.6) million and free cash flow of ($6.0) million after deducting $0.4 million of capital expenditures for the second quarter of fiscal 2013.

•	Balance sheet: Cash and investments was $21.6 million, a decrease of $22.4 million compared to $44.0 million at the end of the first quarter of fiscal 2014, owing primarily to the use of cash in the acquisition of ICON.

Second Quarter & Recent Business Highlights:

•	Acquired ICON, a market leader in supply chain planning and collaboration.

•	Added 21 new customers (including 18 from ICON) during the quarter and expanded our relationship with several other customers.

•	Ended the quarter with 101 customers, 37,048 unique registered trading partners, and 117,212 unique registered users on the E2open network.

•	Named as one of the 100 Great Supply Chain Partners for 2013 by SupplyChainBrain in their 11th annual survey.

•	Appointed Michael Linder as Vice President and General Manager for EMEA.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

Guidance:

As of October 10, 2013, E2open is providing guidance for its third quarter of fiscal 2014 as well as the full fiscal year 2014.

•	Third Quarter Fiscal 2014 Guidance: Total GAAP revenue is expected to be in the range of $17.4 million to $17.9 million. Non-GAAP revenue is expected to be in the range of $18.1 million to $18.6 million, which includes a $0.7 million impact to revenue, due to the aforementioned acceleration of revenue in the second quarter of fiscal 2013 in connection with a contract amendment and the impact of a purchase accounting adjustment to deferred revenue acquired in the second quarter of fiscal 2014. Within total non-GAAP revenue, we expect subscriptions and support revenue of $14.3 million to $14.5 million and professional services revenue of $3.8 million to $4.1 million. Non-GAAP loss from operations is expected to be in the range of ($5.5) million to ($5.0) million. Non-GAAP loss per share is expected to be in the range of ($0.21) to ($0.18) based on approximately 27.9 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($4.9) million to ($4.4) million.

•	Full Year Fiscal 2014 Guidance: Total GAAP revenue is expected to be in the range of $70.9 million to $71.9 million, including a $2.4 million impact to revenue, due to the aforementioned acceleration of revenue in the second quarter of fiscal 2013 in connection with a contract amendment and the impact of a purchase accounting adjustment to deferred revenue acquired in the second quarter of fiscal 2014. Excluding the aforementioned contract amendment and the purchase accounting adjustment to deferred revenue, total non-GAAP revenue is expected to be in the range of $73.2 million to $74.2 million. Within total non-GAAP revenue, we expect subscriptions and support revenue of $56.7 million to $57.1 million and professional services revenue of $16.5 million to $17.1 million. Non-GAAP loss from operations is expected to be in the range of ($15.2) million to ($14.2) million. Non-GAAP loss per share is expected to be in the range of ($0.57) to ($0.53) based on approximately 27.7 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($13.1) million to ($12.1) million. Free cash flow is expected to be in the range of ($12.6) million to ($11.6) million. New and upsell bookings are expected to be roughly $91.5 million, representing growth of approximately 30% compared to fiscal 2013.

With respect to the Company’s expectations under “Guidance” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP income (loss) from operations and GAAP income (loss) per share because these items are out of the Company’s control and/or cannot be reasonably predicted.

Conference Call Details:

•	What: E2open financial results for the second quarter of fiscal 2014 and outlook for the third quarter of fiscal 2014 and the full year of fiscal 2014

•	When: Thursday, October 10, 2013 at 2PM PT (5PM ET)

•	Dial in: To access the call in the U.S., please dial (877) 407-3982, and for international callers dial (201) 493-6780. Callers may provide confirmation number 10000251 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.e2open.com/ (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176, and for international callers dial (858) 384-5517 and enter access code 10000251.

About E2open

E2open is a leading provider of cloud-based, on-demand software solutions enabling enterprises to procure, manufacture, sell, and distribute products more efficiently through collaborative planning and execution across global trading networks. Enterprises use E2open solutions to gain visibility into and control over their trading networks through the real-time information, integrated business processes, and advanced analytics that E2open provides. E2open customers include Celestica, Cisco, HGST, IBM, Lenovo, L’Oréal, LSI, Motorola Solutions, Seagate, and Vodafone. E2open is headquartered in Foster City, California with operations worldwide.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements about expected GAAP revenue, non-GAAP revenue, non-GAAP income (loss) from operations, non-GAAP income (loss) per share, and adjusted EBITDA for the third quarter of fiscal 2014 and the full fiscal year, and free cash flow and new and upsell bookings for the full fiscal year. These forward-looking statements include the statements that relate to ICON expanding our market opportunity substantially, the significant progress we are making with our partner-enablement efforts, and E2open being uniquely positioned in our market which is still in the early stages of growth. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s growth strategy; the Company’s plans for future products; the Company’s operating results; the Company’s ability to anticipate future market demands and future needs of its customers; the Company’s customer concentration; the Company’s ability to effectively manage its growth; the Company’s expectations regarding its use of proceeds from its initial public offering; the Company’s expectations regarding expenses, sales and operations; anticipated trends and challenges in the markets in which the Company operates; the Company’s competition; the Company’s ability to successfully enter new markets and manage its international expansion; the Company’s ability to integrate the ICON acquisition; and the Company’s intellectual property.

Further information on these and other factors that could affect the Company’s financial results is included in the filings made with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and the Company’s quarterly report on Form 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of the Company’s website at: investor.e2open.com.

E2open, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including bookings, non-GAAP revenue, non-GAAP income (loss) from operations, non-GAAP net income (loss), weighted-average shares outstanding, non-GAAP net income (loss) per share, adjusted EBITDA, and free cash flow. Bookings represent the full value of customer orders or contracts signed during a reporting period. Non-GAAP income (loss) from operations and non-GAAP net income (loss) exclude expenses related to stock-based compensation expense, amortization of acquired intangibles, acquisition-related expenses, and noncash income taxes, as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Non-GAAP revenue, non-GAAP income (loss) from operations and non-GAAP net income (loss) also exclude the impact of certain accelerated revenue recognized in connection with a contract amendment in the second quarter of fiscal 2013 and the impact of a purchase accounting adjustment to deferred revenue acquired in the second quarter of fiscal 2014. Adjusted EBITDA is defined as net income (loss), adjusted for accelerated revenue from a contract amendment, the impact of a purchase accounting adjustment to deferred revenue, depreciation and amortization, stock-based compensation expense, interest and other expense, net, provision for income taxes, amortization of acquired intangibles, and acquisition-related expenses. Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures, which consist of purchases of property, equipment and software, and excluding acquisition-related expenses. Reconciliation tables are provided in this press release. Management believes that the use of non-GAAP financial measures provides consistency and comparability with our past financial performance, facilitates period to period comparisons of results of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

ICR

Greg Kleiner, 650-645-6675

Investor Relations

investor.relations@e2open.com

E2open, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	August 31, 2013	May 31, 2013	August 31, 2012	August 31, 2013	August 31, 2012
Revenue
Subscriptions and support	$13,433	$12,292	$11,131	$25,725	$20,945
Professional services and other	4,579	3,307	11,760	7,886	17,419

Total revenue	18,012	15,599	22,891	33,611	38,364
Cost of revenue
Subscriptions and support (1)	2,645	2,528	1,998	5,173	4,037
Professional services and other (1)	4,486	4,057	3,664	8,543	7,317
Amortization of acquired intangibles	58	—	—	58	—

Total cost of revenue	7,189	6,585	5,662	13,774	11,354
Gross profit
Subscriptions and support	10,788	9,764	9,133	20,552	16,908
Professional services and other	93	(750)	8,096	(657)	10,102
Amortization of acquired intangibles	(58)	—	—	(58)	—

Total gross profit	10,823	9,014	17,229	19,837	27,010
Gross margin
Subscriptions and support	80%	79%	82%	80%	81%
Professional services and other	2%	-23%	69%	-8%	58%

Total gross margin	60%	58%	75%	59%	70%
Operating expenses
Research and development (1)	4,533	4,073	3,557	8,606	7,649
Sales and marketing (1)	8,752	7,899	6,628	16,651	12,775
General and administrative (1)	2,641	2,448	2,277	5,089	4,059
Acquisition-related expenses	791	—	—	791	—
Amortization of acquired intangibles	25	—	—	25	—

Total operating expenses	16,742	14,420	12,462	31,162	24,483

Income (loss) from operations	(5,919)	(5,406)	4,767	(11,325)	2,527
Interest and other expense, net	31	51	(169)	82	(264)

Income (loss) before income taxes	(5,888)	(5,355)	4,598	(11,243)	2,263
Income tax provision	(35)	(39)	(32)	(74)	(75)

Net income (loss)	$(5,923)	$(5,394)	$4,566	$(11,317)	$2,188

Net income (loss) per share:
Basic	$(0.23)	$(0.21)	$0.33	$(0.44)	$0.21

Diluted	$(0.23)	$(0.21)	$0.19	$(0.44)	$0.09

Weighted average shares used to compute net income (loss) per share:
Basic	26,018	25,615	13,875	25,822	10,606

Diluted	26,018	25,615	24,421	25,822	24,106

(1) Includes stock-based compensation as follows:

Cost of revenue
Subscriptions and support	$82	$63	$40	$145	$74
Professional services and other	415	169	102	584	189

Total cost of revenue	497	232	142	729	263
Operating expenses
Research and development	148	68	25	216	78
Sales and marketing	617	290	137	907	282
General and administrative	456	255	178	711	338

Total operating expenses	1,221	613	340	1,834	698

Total stock-based compensation	$1,718	$845	$482	$2,563	$961

E2open, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	August 31, 2013	February 28, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,949	$20,262
Short-term investments	3,735	15,289
Accounts receivable, net	11,345	20,670
Prepaid expenses and other current assets	3,134	2,212

Total current assets	31,163	58,433
Long-term investments	4,871	11,692
Property and equipment, net	3,228	2,438
Intangible assets	12,817	—
Goodwill	25,708	—
Other assets	1,089	905

Total assets	$78,876	$73,468

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$12,600	$10,769
Deferred revenue	29,879	39,789
Acquisition payable to seller	5,309	—
Current portion of notes payable and capital lease obligations	2,180	849

Total current liabilities	49,968	51,407
Deferred revenue	1,930	1,898
Notes payable and capital lease obligations, net of current portion	1,889	562
Deferred tax liabilities	3,689	—
Other noncurrent liabilities	1,052	508

Total liabilities	58,528	54,375
Stockholders’ equity:
Common stock	26	25
Additional paid-in capital	372,876	360,280
Accumulated other comprehensive loss	(42)	(17)
Accumulated deficit	(352,512)	(341,195)

Total stockholders’ equity	20,348	19,093

Total liabilities and stockholders’ equity	$78,876	$73,468

E2open, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	August 31, 2013	May 31, 2013	August 31, 2012	August 31, 2013	August 31, 2012
Cash flows from operating activities:
Net income (loss)	$(5,923)	$(5,394)	$4,566	$(11,317)	$2,188
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	1,718	845	482	2,563	961
Depreciation and amortization	579	404	386	983	795
Other	199	(23)	210	176	68
Changes in operating assets and liabilities:
Accounts receivable, net	3,802	6,797	(4,134)	10,599	312
Prepaid expenses and other current assets	(665)	(74)	3	(739)	(549)
Accounts payable and accrued liabilities	2,401	(1,523)	(100)	878	(547)
Deferred revenue	(6,443)	(4,589)	(6,966)	(11,032)	(9,614)
Other	245	261	(31)	506	(21)

Net cash used in operating activities	(4,087)	(3,296)	(5,584)	(7,383)	(6,407)

Cash flows from investing activities:
Capital expenditures	(58)	(39)	(393)	(97)	(1,047)
Purchase of marketable securities, net	19,963	(1,412)	(14,336)	18,551	(14,336)
Payment for acquisition	(11,489)	—	—	(11,489)	—
Other assets	97	(24)	54	73	28

Net cash provided by (used in) investing activities	8,513	(1,475)	(14,675)	7,038	(15,355)

Cash flows from financing activities:
Proceeds from bank credit facilities	536	—	9,090	536	30,300
Repayments of bank credit facilities	(653)	—	(19,950)	(653)	(39,950)
Repayment of notes payable and capital lease obligations	(436)	(458)	(1,494)	(894)	(1,745)
Proceeds from exercise of common stock options	505	673	128	1,178	160
Proceeds from exercise of warrants	—	—	—	—	700
Repayment of debt assumed from acquired company	(7,126)	—	—	(7,126)	—
Payment of fractional shares from reverse stock split	—	—	(3)	—	(3)
Proceeds from initial public offering , net	—	—	52,313	—	52,313
Payment of deferred offering costs	—	—	(432)	—	(729)

Net cash provided by (used in) financing activities	(7,174)	215	39,652	(6,959)	41,046
Effect of exchange rate changes	(12)	3	(6)	(9)	(24)

Net increase (decrease) in cash and cash equivalents	(2,760)	(4,553)	19,387	(7,313)	19,260
Cash and cash equivalents at beginning of period	15,709	20,262	10,092	20,262	10,219

Cash and cash equivalents at end of period	$12,949	$15,709	$29,479	$12,949	$29,479

Supplemental cash flow information:
Cash paid during the period for:
Interest	$60	$16	$107	$76	$179
Income taxes	$32	$45	$5	$77	$62
Noncash financing and investing activities:
Property, software and equipment acquired under notes payable and capital leases	$1,322	$355	$41	$1,677	$41
Prepaid software, maintenance and services acquired under notes payable and capital leases	$1,099	$973	$920	$2,072	$920
Issuance of common stock for acquisition	$8,849	$—	$—	$8,849	$—
Automatic conversion of preferred stock to common stock in connection with the IPO	$—	$—	$84,191	$—	$84,191

E2open, Inc.

GAAP to Non-GAAP Reconciliation Tables

(in thousands, except per share amounts)

(Unaudited)

`	Three Months Ended			Six Months Ended
	August 31, 2013	May 31, 2013	August 31, 2012	August 31, 2013	August 31, 2012
Non-GAAP Revenue
GAAP Revenue
Subscriptions and support	$13,433	$12,292	$11,131	$25,725	$20,945
Professional services and other	4,579	3,307	11,760	7,886	17,419

Total	18,012	15,599	22,891	33,611	38,364
Add (Less): accelerated revenue from contract amendment
Subscriptions and support	79	79	(708)	158	(708)
Professional services and other	429	429	(3,823)	858	(3,823)

Total	508	508	(4,531)	1,016	(4,531)
Add: deferred revenue purchase accounting adjustment
Subscriptions and support	64	—	—	64	—
Professional services and other	—	—	—	—	—

Total	64	—	—	64	—
Non-GAAP Revenue
Subscriptions and support	13,576	12,371	10,423	25,947	20,237
Professional services and other	5,008	3,736	7,937	8,744	13,596

Total	$18,584	$16,107	$18,360	$34,691	$33,833

Non-GAAP Gross Profit
GAAP Gross Profit
Subscriptions and support	$10,788	$9,764	$9,133	$20,552	$16,908
Professional services and other	93	(750)	8,096	(657)	10,102
Amortization of acquired intangibles	(58)	—	—	(58)	—

Total	10,823	9,014	17,229	19,837	27,010
Add (Less): accelerated revenue from contract amendment
Subscriptions and support	79	79	(708)	158	(708)
Professional services and other	429	429	(3,823)	858	(3,823)

Total	508	508	(4,531)	1,016	(4,531)
Add: deferred revenue purchase accounting adjustment
Subscriptions and support	64	—	—	64	—
Professional services and other	—	—	—	—	—

Total	64	—	—	64	—
Add: stock-based compensation expense
Subscriptions and support	82	63	40	145	74
Professional services and other	415	169	102	584	189

Total	497	232	142	729	263
Add: amortization of acquired intangibles
Subscriptions and support	—	—	—	—	—
Professional services and other	—	—	—	—	—
Amortization of acquired intangibles	58	—	—	58	—

Total	58	—	—	58	—
Non-GAAP Gross Profit
Subscriptions and support	11,013	9,906	8,465	20,919	16,274
Professional services and other	937	(152)	4,375	785	6,468
Amortization of acquired intangibles	—	—	—	—	—

Total	$11,950	$9,754	$12,840	$21,704	$22,742

Non-GAAP Gross Margin
Subscriptions and support	81%	80%	81%	81%	80%
Professional services and other	19%	-4%	55%	9%	48%

Total	64%	61%	70%	63%	67%

E2open, Inc.

GAAP to Non-GAAP Reconciliation Tables

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	August 31, 2013	May 31, 2013	August 31, 2012	August 31, 2013	August 31, 2012
Non-GAAP Loss from Operations
GAAP income (loss) from operations	$(5,919)	$(5,406)	$4,767	$(11,325)	$2,527
Add (Less): accelerated revenue from contract amendment	508	508	(4,531)	1,016	(4,531)
Add: deferred revenue purchase accounting adjustment	64	—	—	64	—
Add: stock-based compensation expense	1,718	845	482	2,563	961
Add: amortization of acquired intangibles	83	—	—	83	—
Add: acquisition-related expenses	791	—	—	791	—

Non-GAAP income (loss) from operations	$(2,755)	$(4,053)	$718	$(6,808)	$(1,043)

Non-GAAP Net Loss Per Share
Numerator:
GAAP net income (loss)	$(5,923)	$(5,394)	$4,566	$(11,317)	$2,188
Add (Less): accelerated revenue from contract amendment	508	508	(4,531)	1,016	(4,531)
Add: deferred revenue purchase accounting adjustment	64	—	—	64	—
Add: stock-based compensation	1,718	845	482	2,563	961
Add: income tax provision	35	39	32	74	75
Add: amortization of acquired intangibles	83	—	—	83	—
Add: acquisition-related expenses	791	—	—	791	—

Non-GAAP income (loss) before income taxes	(2,724)	(4,002)	549	(6,726)	(1,307)
Cash paid for income taxes	(32)	(45)	(5)	(77)	(62)

Non-GAAP net income (loss)	$(2,756)	$(4,047)	$544	$(6,803)	$(1,369)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used to compute diluted net loss per share:
Weighted average number of shares used to compute GAAP net loss per share (diluted)	26,018	25,615	24,421	25,822	24,106
Effect of potentially dilutive common stock equivalents (1)	1,510	1,599	—	1,560	—

Non-GAAP weighted average shares used to compute non-GAAP net loss per share	27,528	27,214	24,421	27,382	24,106

GAAP net income (loss) per share (diluted)	$(0.23)	$(0.21)	$0.19	$(0.44)	$0.09

Non-GAAP net income (loss) per share	$(0.10)	$(0.15)	$0.02	$(0.25)	$(0.06)

Adjusted EBITDA
GAAP net income (loss)	$(5,923)	$(5,394)	$4,566	$(11,317)	$2,188
Add (Less): accelerated revenue from contract amendment	508	508	(4,531)	1,016	(4,531)
Add: deferred revenue purchase accounting adjustment	64	—	—	64	—
Add: depreciation and amortization	496	404	386	900	795
Add: amortization of acquired intangibles	83	—	—	83	—
Add (Less): interest and other expense, net	(31)	(51)	169	(82)	264
Add: income tax provision	35	39	32	74	75
Add: acquisition-related expenses	791	—	—	791	—

EBITDA	(3,977)	(4,494)	622	(8,471)	(1,209)
Add: stock-based compensation expense	1,718	845	482	2,563	961

Adjusted EBITDA	$(2,259)	$(3,649)	$1,104	$(5,908)	$(248)

Free Cash Flow
Net cash provided by (used in) operating activities	$(4,087)	$(3,296)	$(5,584)	$(7,383)	$(6,407)
Capital expenditures	(58)	(39)	(393)	(97)	(1,047)
Acquisition-related expenses	206	—	—	206	—

Free cash flow	$(3,939)	$(3,335)	$(5,977)	$(7,274)	$(7,454)

(1)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are included for non-GAAP net loss per share.